Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS REPORTS THIRD-QUARTER EARNINGS PER
DILUTED SHARE OF $0.22 VERSUS $0.14 FOR THE THIRD QUARTER LAST YEAR

Earnings Excluding Incentive Bonus Revenues Increase 46% to $0.19 Per Diluted Share

Raises Fiscal 2004 Earnings Guidance

NASHVILLE, Tenn. (June 17, 2004) – Ben R. Leedle, Jr., president and chief executive officer of American Healthways, Inc. (Nasdaq: AMHC), today announced that the Company achieved continued substantial profitable growth for the third quarter of fiscal 2004, in line with its earnings guidance for the quarter. Revenues for the quarter, which ended May 31, 2004, increased 56% to $65,354,000 from $41,822,000 for the third quarter of fiscal 2003. Net income for the quarter was $7,484,000, up 64% from $4,550,000 in the comparable quarter last year. Earnings per diluted share for the latest quarter increased 57% to $0.22 from $0.14 for the third quarter of fiscal 2003. Results for the third quarter of fiscal 2004 and fiscal 2003 included incentive bonus revenues of $0.03 per diluted share and $0.01 per diluted share, respectively. Prior-period results have been adjusted to reflect the two-for-one stock split effected in December 2003.

        Leedle commented, “American Healthways’ strong third-quarter results reflect the continued momentum of the disease management industry and of American Healthways’ position as the industry leader. As we discussed when communicating our third-quarter earnings guidance, our 46% growth in third quarter earnings per diluted share, excluding the impact of incentive bonuses, over the comparable quarter in fiscal 2003 was driven by contracts with new customers, expanded contracts with existing customers and increasing business with self-insured employers on behalf of our health plan customers. Consistent with the five contracts signed in the first quarter of fiscal 2004 and the six contracts signed in the second quarter, the seven health plan contracts signed in the third quarter continued the trends toward longer contract terms and increased numbers of disease or impact conditions covered. In addition, our performance under our contracts remains strong, meeting or exceeding customer expectations, as evidenced by our incentive bonus revenues recorded for the quarter.

        “The highlights of American Healthways’ performance for the third quarter include:

•	Strong Comparable and Sequential-Quarter Growth in Lives – Our actual lives under management increased 61% to 1,211,000 at the end of the third quarter of fiscal 2004 from 752,000 at the end of the third quarter of fiscal 2003. Actual lives under management increased 157,000 lives or 15% sequentially from 1,054,000 at the end of the second quarter of fiscal 2004. In addition, annualized revenues in backlog at the end of the third quarter of fiscal 2004 for contracts signed but not yet implemented totaled $13,500,000.

•	More-Than Tripling of Self-Insured Employer Lives on Behalf of Health Plan Customers – Contributing to the strong growth in total actual lives under management, our ASO/PPO lives under management increased 284% to 315,000 at the third quarter’s end from 82,000 a year earlier, while increasing 49% from 211,000 at the end of the second quarter of fiscal 2004. This growth reflected continued strong employer demand for our programs, which accounted for the 28% increase in contracts with self-insured employers to 162 at the end of the third quarter from 127 at the end of the second quarter.

•	Seven New, Renewed or Expanded Third-Quarter Contracts; 18 for the First Nine Months – The seven contracts signed during the third quarter are indicative of our ability to provide our health plan customers exactly the services they want from an increasingly comprehensive program suite. Four of the contracts were with new customers, including contracts to provide our diabetes and cardiac disease programs to the commercial members of Rocky Mountain Health Plans; our full suite of disease management and care enhancement programs to Private Healthcare Systems, the largest proprietary PPO network in the country; our StatusOne high-risk health management program to North Carolina State Health Plan; and our full suite of disease management and care enhancement programs to the Medicare+Choice members of Preferred Care Partners.

The other three contracts signed in the third quarter are indicative of the substantial opportunity we have previously discussed to expand our business with our growing base of existing customers, as they represent the second expansion of programs for each customer. Our latest contract with Mutual of Omaha adds chronic obstructive pulmonary disease (“COPD”) and coronary artery disease programs to the diabetes, heart failure and asthma programs we already provide. The expanded contract with NewQuest Health Solutions adds programs for COPD, asthma and 11 impact conditions to members of HealthSpring of Alabama and Texas, matching the full suite we currently provide to HealthSpring of Tennessee. Our latest contract with the Principal Financial Group®, bringing our full suite of care enhancement services to its commercial health plan members, builds on the existing chronic disease management programs we provide its commercial and ASO/PPO members.

•	Cash Flow from Operations – Cash flow provided by operating activities was $24,960,000 for the third quarter of the current year, contributing to an increase in cash and cash equivalents to $44,450,000 at the end of the third quarter from $29,260,000 at the end of the second quarter of fiscal 2004.

Raising Annual Earnings Guidance for Fiscal 2004

        American Healthways today is raising its annual guidance for fiscal 2004 earnings per diluted share to $0.74 to $0.75 from the previous range of $0.71 to $0.73, reflecting the positive impact of incentive bonus revenues for the third quarter. The Company continues to expect fiscal 2004 revenues to be in a range of $245 million to $255 million. The Company also reaffirms its guidance for earnings per diluted share for the fourth quarter of fiscal 2004 in a range of $0.26 to $0.27, which includes the anticipated recording of certain performance-based revenues from the billings-in-excess-of-earnings account as contractual targets are met. The Company’s earnings guidance does not include any impact of future incentive bonus revenues. The Company’s earnings per diluted share of $0.15 for the fourth quarter of fiscal 2003 included $0.02 of incentive bonus revenues.

Summary

    Mr. Leedle concluded, “Our results for the third quarter and first nine months of fiscal 2004 demonstrate our continuing growth potential as the leading provider in one of the health care industry’s most rapidly expanding sectors. We remain well positioned to convert this opportunity based on our documented clinical results, the comprehensiveness of our programs and the scalability of our proven business model. As a result, we expect to continue to expand our total lives under management through additional contracts with new customers, expanded contracts with existing customers and increasing business with self-insured employers on behalf of our health plan customers.”

Amendment to Shareholder Rights Plan

        On June 15, 2004, the Company’s Board of Directors voted to amend its shareholder rights plan to (1) increase the purchase price for each preferred stock unit, (2) extend the expiration date of the rights to June 15, 2014, and (3) provide that the Board of Directors will review the rights plan at least once every three years to determine if continuance of the plan is still in the best interests of the Company and its stockholders.

Conference Call

        American Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.americanhealthways.com and clicking Investor Relations or by going to www.streetevents.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 401259, and the replay will also be available on the Company’s Web site for the next 12 months. Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company’s website at www.americanhealthways.com.

Safe Harbor Provisions

        This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include: the timing of implementation, and the effect, of regulatory rules and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; the Company’s ability to sign and implement new contracts for disease management services and care enhancement services; the risks associated with a significant concentration of the Company’s revenues with a limited number of customers; the Company’s ability to effect cost savings and clinical outcomes improvements under disease management and care enhancement contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its contracts ahead of data collection and reconciliation; the ability of the Company to collect contractually earned performance incentive bonuses; the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its health plan contracts; the Company’s ability to resolve favorably contract billing and interpretation issues with its customers; the Company’s ability to integrate the operations of StatusOne into the Company’s business; the Company’s ability to achieve the expected financial results for StatusOne; the Company’s ability to service its debt and make principal and interest payments as those payments become due; the ability of the Company to develop new products and deliver outcomes on those products; the ability of the Company to effectively integrate new technologies and approaches, such as those encompassed in its care enhancement initiatives, into the Company’s care enhancement platform; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company to implement its care enhancement strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be needed to support the growth of the Company’s operations and to support or guarantee the Company’s performance under new contracts; unusual and unforeseen patterns of health care utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a disease management contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company’s ability to attract and/or retain and effectively manage the employees required to implement its agreements; the impact of litigation involving the Company; the impact of future state and federal health care legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and general economic conditions. The Company undertakes no obligation to update or revise any such forward-looking statements.

        American Healthways, Inc. is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of May 31, 2004, the Company had 1,211,000 actual lives under management nationwide. For more information visit www.americanhealthways.com.

AMERICAN HEALTHWAYS,INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2004	2003	2004	2003
Revenues	$65,354	$41,822	$173,555	$119,461
Cost of services	41,413	26,738	112,577	76,170

Gross margin	23,941	15,084	60,978	43,291
Selling, general & administrative expenses	5,842	4,519	17,006	12,230
Depreciation and amortization	4,784	2,722	13,354	7,923
Interest	841	132	2,676	438

Income before income taxes	12,474	7,711	27,942	22,700
Income tax expense	4,990	3,161	11,177	9,307

Net income	$7,484	$4,550	$16,765	$13,393

Basic income per share:	$0.23	$0.15	$0.52	$0.43

Diluted income per share:	$0.22	$0.14	$0.48	$0.41

Weighted average common shares
and equivalents:
Basic	32,442	31,083	32,094	30,920
Diluted	34,803	32,974	34,607	32,810

American Healthways, Inc.
Statistical Information
(Dollars in thousands)
(Unaudited)
	May 31, 2004	May 31, 2003
Operating Statistics
Actual lives under
management at end of period	1,210,549	751,714
Annualized revenue in backlog	$13,507	$21,600	(1)
(1) Includes contracts signed in June 2003.

Reconciliation of Diluted Earnings Per Share Excluding Incentive Bonus Revenues
to Diluted Earnings Per Share (EPS), GAAP Basis

	Three Months Ended May 31, 2004	Three Months Ended May 31, 2003
EPS excluding incentive bonus revenues(2)	$0.19	$0.13
EPS attributable to incentive bonus revenues	0.03	0.01

EPS, GAAP basis	$0.22	$0.14

(2) EPS excluding incentive bonus revenues is a non-GAAP financial measure. The Company excludes incentive bonuses from this measure primarily because of their unpredictability and relies on EPS excluding incentive bonus revenues as a primary measure to review and assess the ongoing operating performance of contracts. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider EPS excluding incentive bonus revenues in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

AMERICAN HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
	(Unaudited) May 31, 2004	August 31, 2003(1)
Assets
Current assets:
Cash and cash equivalents	$44,450	$35,956
Restricted cash	585	--
Accounts receivable, net
Billed	24,969	18,526
Unbilled	4,552	7,971
Other current assets	6,062	4,267
Income taxes receivable	1,125	--
Deferred tax asset	923	758

Total current assets	82,666	67,478
Property and equipment
Leasehold improvements	7,771	5,045
Computer equipment and related software	48,626	38,214
Furniture and office equipment	13,792	9,558

	70,189	52,817
Less accumulated depreciation	(35,525)	(25,166)

Net property and equipment	34,664	27,651
Long-term deferred tax asset	67	--
Other assets	2,800	182
Intangible assets, net	20,834	264
Goodwill, net	93,520	44,438

Total assets	$234,551	$140,013

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,003	$4,067
Accrued salaries and benefits	4,285	9,162
Accrued liabilities	3,496	2,790
Contract billings in excess of earned revenue	8,392	3,272
Income taxes payable	--	391
Current portion of long-term debt	12,324	389
Current portion of long-term liabilities	995	360

Total current liabilities	34,495	20,431
Long-term debt	39,599	109
Long-term deferred tax liability	11,838	2,380
Other long-term liabilities	5,558	4,662
Commitments and contingencies
Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	--	--
Common stock
$.001 par value, 75,000,000 and 40,000,000 shares authorized,
32,664,545 and 31,593,464 shares outstanding	33	32
Additional paid-in capital	87,814	74,070
Retained earnings	55,094	38,329
Accumulated other comprehensive income	120	--

Total stockholders' equity	143,061	112,431

Total liabilities and stockholders' equity	$234,551	$140,013

(1) Certain items have been reclassified to conform to current classifications.

AMERICAN HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	Nine Months Ended May 31,
	2004	2003(1)
Cash flows from operating activities:
Net income	$16,765	$13,393
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	13,354	7,923
Amortization of deferred loan costs	576	207
Tax benefit of stock option exercises	8,159	1,527
Increase in accounts receivable, net	(2,595)	(3,609)
Increase in other current assets	(1,696)	(476)
Increase (decrease) in accounts payable	394	(2,194)
Decrease in accrued salaries and benefits	(5,261)	(4,684)
Increase in other current liabilities	1,987	15,125
Other	2,003	851
Decrease in other assets	204	169
Payments on other long-term liabilities	(300)	(332)

Net cash flows provided by operating activities	33,590	27,900

Cash flows from investing activities:
Acquisition of property and equipment	(15,734)	(11,760)
Business acquisitions, net of cash acquired	(60,223)	--

Net cash flows used in investing activities	(75,957)	(11,760)

Cash flows from financing activities:
Increase in restricted cash	(585)	(6,000)
Proceeds from issuance of term note, net of deferred loan costs	57,685	--
Payments of long term-debt	(9,329)	(285)
Exercise of stock options	3,090	823

Net cash flows provided by (used in) financing activities	50,861	(5,462)

Net increase in cash and cash equivalents	8,494	10,678
Cash and cash equivalents, beginning of period	35,956	23,924

Cash and cash equivalents, end of period	$44,450	$34,602

(1) Certain items have been reclassified to conform to current classifications.